EX-99.23.j.i

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 44 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the reference to our firm under the heading "Accountants" in the Statement of Additional Information.

         /S/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

September 26, 2000